State of Delaware
   Secretary of State
 Division of Corporations
Delivered 08:00 AM 01/26/2007
 FILED 08: 00AM  01/26/2007
SRV 070093364 - 4291273 FILE



                  CERTIFICATE OF FORMATION

                             OF

              AEI INCOME & GRWOTH FUND 27, LLC



     This certificate of Formation of AEI Income & Growth
Fund 27, LLC (the "Company") is executed and filed by the undersigned as authorized person, to form a limited liability company under the Delaware Limited Liability
Company Act )the "ACT").

  1. The name of the Company is AEI Income & Growth Fund 27, LLC.

  2. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street,
Wilmington, New Castle, Delaware 19801.

  3. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, located at Corporation
Trust Center, 1209 Orange Street, Wilmington, New Castle
County, Delaware 19801.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 15th day of January, 2007.


By AEI Fund Management XXI, Inc
Its Managing Member

/s/ Robert P Johnson
By  Robert P Johnson
Its President